Exhibit 99.1

Cerence Announces New Appointments

to Strengthen Leadership Team

•	Appoints Current Board Member and Industry Veteran Tom Beaudoin as New EVP & CFO

•	Adds Former Intel Executive and Automated Driving Leader Doug Davis to Board

•	Provides Preliminary Financial Results, Affirms Full Year Fiscal 2022 Guidance

BURLINGTON, Mass., May 6, 2022 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today announced that Tom Beaudoin has been appointed Executive Vice President and Chief Financial Officer, effective immediately. Mr. Beaudoin is a Cerence director and an industry veteran with nearly 40 years of relevant financial and industry experience.

“With his deep knowledge of the automotive industry, software markets, and Cerence, and as a public company CFO for nearly two decades, Tom is expected to bring immediate and long-lasting value to Cerence, its operations, and finance function,” said Stefan Ortmanns, Chief Executive Officer, Cerence.

Beaudoin has served on Cerence’s board since October 2019 and is the former CFO and Chief Transformation Officer of Nuance Communications, where he led the Cerence spin-off. Most recently, he served as Chief Transformation Officer of Qualifacts. Previously, Mr. Beaudoin served as Chief Financial Officer for SimpliVity, where he helped orchestrate its successful sale to Hewlett Packard Enterprise, and served as Executive Vice President and CFO at Nuance for seven years, where he led all financial, IT and administrative functions. He earned both his Bachelor of Arts and Master of Business Administration degrees from Babson College.

“I am excited to take on this opportunity,” said Tom Beaudoin. “I know Cerence, the team and the market extremely well and have strong conviction in the many opportunities that lie ahead for the business. I look forward to broadening my work with leadership and the board as we focus on our goal of realizing the full potential for Cerence.”

Mr. Beaudoin replaces Marc Montagner, who resigned from the company. Mr. Montagner advised the company that his decision to resign did not involve any disagreement with the company on any matter relating to its accounting policies or internal controls.

Former Intel Executive and Influential Automated Driving Leader Joins Cerence Board

Cerence today also announced that Doug Davis has been appointed to Cerence’s board as an independent director. With Mr. Davis’s appointment, Cerence’s board will increase from seven to eight directors. Mr. Davis most recently served as Senior Vice President of Intel’s Automated Driving Group, where he formed the company’s automated driving business, established Intel as a leading supplier of chip technology for autonomous vehicles, and led the company’s acquisition of Mobileye.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

“Doug is a renowned and respected leader within the automotive, autonomous driving and IoT industries, having had an impressive career at Intel Corporation for the last 35 years,” said Arun Sarin, Chairman of Cerence’s board. “Doug has built deep relationships with nearly every major automotive OEM, automotive technology innovators, and Tier 1 suppliers, and we greatly look forward to leveraging his vast expertise.”

Prior to his role as head of the Automated Driving Group, Mr. Davis served as Senior Vice President of Intel’s IoT Group, where he was responsible for the embedded computing business and alignment of IoT technologies across Intel. Mr. Davis currently serves on two public company boards as an independent director. Since 2019, he has been a director for Verra Mobility, serving on the Nominating and Governance and Compensation committees. In 2021, he joined the Oshkosh board and serves on the Audit and Human Resources committees.

“I am thrilled to join the Cerence Board of Directors at this exciting time in the company’s history,” said Doug Davis. “I am passionate about Cerence’s vision for a safer, more enjoyable journey for everyone, and I look forward to helping Cerence take advantage of the myriad of opportunities to transform the automotive and digital cabin experience.”

Company Provides Preliminary Q2 Fiscal 2022 Results and Affirms Fiscal Year 2022 Guidance

In conjunction with today’s leadership announcements, the company announced preliminary results for the second quarter of fiscal year 2022 and affirmed its previous fiscal year 2022 guidance issued on February 7, 2022.

Based on preliminary financial data for its fiscal second quarter 2022, Cerence expects to report:

•	Revenue between $85.5 million and $86.5 million

•	Bookings of $448.1 million in the first half of 2022

•	GAAP net income between ($0.02) and ($0.01) per share

•	Non-GAAP net income between $0.32 and $0.33 per diluted share

•	Adjusted EBITDA between $23.4 million and $24.5 million

•	GAAP gross margin between 71.5% and 72.0%

•	Non-GAAP gross margin between 74.4% and 75.0%

On February 7, 2022, Cerence provided guidance for its fiscal second quarter 2022 of revenue between $82 million and $86 million; GAAP net income between $0.03 and $0.06 per share; non-GAAP net income between $0.31 and $0.38 per share; adjusted EBITDA between $22 million and $26 million; GAAP gross margin between 71% and 73%; and non-GAAP gross margin between 74% and 75%.

These preliminary results are subject to change until the company reports its full second quarter fiscal 2022 financial results which is scheduled for Tuesday, May 10, 2022.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2022, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.

In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

i.

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third parties.

ii.

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

iii.

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

i.

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii.

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Forward Looking Statements

Statements in this press release that are not statements of historical fact, including statements regarding Cerence’s preliminary results for the second quarter of fiscal year 2022 (which remain subject to change), the changes in Cerence’s leadership team, future expectations (including, without limitation, fiscal year 2022 guidance), beliefs, goals, opportunities, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions should also be considered to be forward-looking statements. Forward-looking statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of Cerence to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: Cerence’s quarter-end closing and review process developments; impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; disruptions arising from transitions in management personnel; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Q2 2022
	Low	High
GAAP revenue	$85,500	$86,500

GAAP gross profit	$61,170	$62,300
Stock-based compensation	1,550	1,650
Amortization of intangible assets	850	950

Non-GAAP gross profit	$63,570	$64,900

GAAP gross margin	71.5%	72.0%
Non-GAAP gross margin	74.4%	75.0%

GAAP net income	$(800)	$(300)
Stock-based compensation	10,800	11,000
Amortization of intangible assets	3,900	4,100
Restructuring and other costs, net	500	500
Depreciation	2,300	2,350
Total other income (expense), net	(3,300)	(3,350)
Provision for income taxes	3,400	3,500

Adjusted EBITDA	$23,400	$24,500

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (continued)

(unaudited - in thousands)

	Q2 2022
	Low	High
GAAP net income	$ (800)	$(300)
Stock-based compensation	10,800	11,000
Amortization of intangibles	3,900	4,100
Restructuring and other costs, net	500	500
Non-cash interest expense	1,300	1,300
Adjustments to income tax expense	(2,600)	(2,850)

Non-GAAP net income	$13,100	$13,750

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$(800)	$(300)

Non-GAAP Numerator:
Net income attributed to common shareholders	$13,100	$13,750
Interest on Convertible Senior Notes, net of tax	1,000	1,000

Net income attributed to common shareholders - diluted	$14,100	$14,750

GAAP Denominator:
Weighted-average common shares outstanding - basic	39,200	39,200
Adjustment for diluted shares	—	—

Weighted-average common shares outstanding - diluted	39,200	39,200

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	39,200	39,200
Adjustment for diluted shares	4,970	4,970

Weighted-average common shares outstanding - diluted	44,170	44,170

GAAP net income per share - diluted	$(0.02)	$(0.01)
Non-GAAP net income per share - diluted	$0.32	$0.33

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Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com